     As filed with the Securities and Exchange Commission on July 6, 1998

                                                      Registration No. 333-50133

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                 Post-Effective Amendment No. 1 to Form S-4 on
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                            ST. PAUL BANCORP, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                        (State or other jurisdiction of
                        incorporation or organization)

                                  36-3504665
                     (IRS employer identification number)

                            6700 West North Avenue
                            Chicago, Illinois 60707
                                (773) 622-5000
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                             --------------------

            Beverly Bancorporation 1994 Incentive Stock Option Plan Beverly Bancorporation 1997 Incentive Stock Option Plan

                           (Full title of the Plans)

                             --------------------

                          Clifford M. Sladnick, Esq.
             Senior Vice President, General Counsel and Secretary
                            St. Paul Bancorp, Inc.
                            6700 West North Avenue
                            Chicago, Illinois 60707
                                (773) 804-2282

           (Name, address and telephone number of Agent for Service)

                                   Copy to:
                             Stuart G. Stein, Esq.
                            Hogan & Hartson L.L.P.
                         555 Thirteenth  Street, N.W.
                          Washington, D.C. 20004-1109
                                (202) 637-8575

                             --------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                         Proposed       Proposed
                                          Maximum       Maximum
                           Amount        Offering      Aggregate     Amount of
Title of securities        to be           Price        Offering    Registration
 to be registered      Registered (2)  per Share (1)  Price (1)(2)   Fee (1)(2)
--------------------------------------------------------------------------------
Common Stock              712,070         $23.125      $3,494,049      $1,031
--------------------------------------------------------------------------------
================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.
(2) The Registrant previously registered and paid the required registration fee for 560,976 shares of common stock, par value $0.01 per share of St. Paul Bancorp, Inc., reserved for issuance pursuant to outstanding options under the Beverly Bancorporation 1994 Incentive Stock Option Plan and the Beverly Bancorporation 1997 Incentive Stock Option Plan (the "Plans"). Accordingly, the Registrant has calculated the fee based on the 151,094 additional shares being registered that are reserved for issuance under the Plans.

================================================================================
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


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          St. Paul Bancorp, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

          (a) The Company's periodic reports on Form 10-K for the 12 months ended December 31, 1997 and Form 10-Q for the quarter ended March 31, 1998.

          (b) The Company's current reports on Form 8-K filed on March 17, March 20 and June 19, 1998.

          (c) The description of the Company's common stock, par value $0.01 per share ("Common Stock"), contained in the Company's registration statement on Form S-4 filed with the Commission on April 15, 1998 and amended on May 11, 1998.

          In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          A description of the Company's Common Stock is incorporated by reference under Item 3.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law ("DGCL") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability that they may incur in their capacity as such. Section 145 of the DGCL, which is filed as Exhibit 99.1 to this Registration Statement, is incorporated herein by reference.

          Article IX of St. Paul's Bylaws, entitled "Indemnification," provides for indemnification of St. Paul's directors, officers, trustees, employees and agents under certain circumstances.

          St. Paul also has the power to purchase and maintain insurance on behalf of its directors and officers. St. Paul has in effect a policy of liability insurance covering its directors and officers, the effect of which is to reimburse the directors and officers of St. Paul against certain damages and expenses resulting from certain claims made against them caused by their negligent act, error or omission.

          The foregoing indemnity and insurance provisions have the effect of reducing directors' and officers' exposure to personal liability for actions taken in connection with their respective positions.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of St. Paul pursuant to the foregoing provisions, or otherwise, St. Paul has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by St. Paul of expenses incurred or paid by a director, officer or controlling person of St. Paul in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, St. Paul will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

   Exhibit
     No.                      Exhibit
     ---                      -------

      5 Opinion of Clifford M. Sladnick, Esq. as to the validity of the securities registered hereunder, including the consent of Mr. Sladnick.

     23       Consent of Ernst & Young LLP

   99.1       Section 145 of the Delaware General Corporation Law.*

* Previously filed.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or post-effective amendment to this registration sales are being made, a statement:

                    (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on July 2, 1998.

                                       ST. PAUL BANCORP, INC.

                                       By: /s/ Joseph C. Scully
                                           -------------------------------------
                                           Joseph C. Scully
                                           Chairman and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 2nd day of July, 1998.

Signature                                       Title
---------                                       -----
/s/ Joseph C. Scully             Chairman and Chief Executive Officer
-----------------------------    (Principal Executive Officer)
Joseph C. Scully

/s/ Robert N. Parke              Senior Vice President and Chief Financial Officer
-----------------------------    (Principal Financial Officer)
Robert N. Parke

/s/ Paul J. Devitt               First Vice President and Controller
-----------------------------    (Principal Accounting Officer)
Paul J. Devitt

/s/ Patrick J. Agnew             Director
-----------------------------
Patrick J. Agnew

/s/ William A. Anderson *        Director
-----------------------------
William A. Anderson

/s/ John W. Croghan *            Director
-----------------------------
John W. Croghan

/s/ Alan J. Fredian *            Director
-----------------------------
Alan J. Fredian

/s/ Paul C. Gearen *             Director
-----------------------------
Paul C. Gearen


/s/ Kenneth J. James *           Director
-----------------------------
Kenneth J. James


/s/ Jean C. Murray, O.P. *       Director
-----------------------------
Jean C. Murray, O.P.


/s/ John J. Viera *              Director
-----------------------------
John J. Viera


* As power of attorney /s/ Clifford M. Sladnick, Esq.
                       ------------------------------

                                 EXHIBIT INDEX

Exhibit
  No.                                Exhibit
  ---                                -------
    5      Opinion of Clifford M. Sladnick, Esq. as to the validity
           of the securities registered hereunder, including the
           consent of Mr. Sladnick.

   23      Consent of Ernst & Young LLP

 99.1      Section 145 of the Delaware General Corporation Law.*

* Previously filed.

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